EXHIBIT 24.1
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                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Stock Incentive Plan of OXiGENE, INC. of our report dated February 27, 1996, with respect to the consolidated financial statements of OXiGENE, INC. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                /s/ ERNST & YOUNG LLP

New York, New York
June 10, 1996